Filed with the Securities and Exchange Commission on March 17, 2004
Registration No. 333-113683

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

Mattson Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	77-0208119
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

47131 Bayside Parkway
Fremont, California    94538
(Address of principal executive offices) (Zip code)

Mattson Technology, Inc.
Amended and Restated 1989 Stock Option Plan
(Full title of the plan)

Ludger Viefhues
Executive Vice President-Finance, Chief Financial Officer and Secretary
Mattson Technology, Inc.
47131 Bayside Parkway
Fremont, California 94538
(Name and address of agent for service)

Telephone number, including area code, of agent for service: (510) 657-5900.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

DEREGISTRATION OF UNSOLD SHARES

Effective immediately upon the filing of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (Registration No. 333-113683), the registrant hereby deregisters 1,500,000 shares previously registered for sale under the Mattson Technology, Inc. 1989 Amended and Restated Stock Option Plan (the "Plan"). The deregistered shares represent shares remaining available for grant upon the termination of the Plan. The registrant adopted, effective May 25, 2005, the Mattson Technology, Inc. 2005 Equity Incentive Plan (the "2005 Plan") which replaces the Plan. The registrant will register an equal number of shares under a registration statement on Form S-8 for the 2005 Plan. Pursuant to Rule 457(p) under the Securities Act, the registrant will offset the registration fee payable with respect to its registration of such shares by the registration fee amount of $2,048.74 originally paid with respect to the shares deregistered hereby.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on September 22, 2005.

MATTSON TECHNOLOGY, INC.
By: /s/ Ludger Viefhues
Ludger Viefhues Executive Vice President-Finance, Chief Financial Officer and Secretary